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                                                                EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in Registration Statement No. 333-      of
Annaly Mortgage Management, Inc. of our report dated July 31, 1997, and to the reference to us under "Experts" both of which are included in the Prospectus, which is also incorporated by reference into such Registration Statement.


Deloitte & Touche LLP
New York, New York
October 7, 1997